As filed with the Securities and Exchange Commission on April 2, 2026

Registration No. 333-292655

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APTERA MOTORS CORP.

(Exact name of registrant as specified in its charter)

Delaware	3751	83-4079594
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5818 El Camino Real

Carlsbad, California 92008

858-371-3151

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chris Anthony

Co-Chief Executive Officer

Aptera Motors Corp.

5818 El Camino Real

Carlsbad, California 92008

858-371-3151

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Traci M. Tomaselli, Esq. Daniel L. Forman, Esq. Stephen G. Zapf, Esq. Lowenstein Sandler LLP 1251 Avenue of the Americas New York, New York 10020 (646) 414-6926	M. Ali Panjwani Pryor Cashman LLP 7 Times Square New York, NY 10036 (212) 421-4100

Approximate date of commencement of proposed sale to public:

From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-1, as amended (Commission File No. 333-292655) (the “Original Registration Statement”), of Aptera Motors Corp. (the “Company”) is being filed pursuant to the undertakings in the Original Registration Statement to update and supplement the information contained in the Original Registration Statement, which was originally declared effective by the Securities and Exchange Commission (the “SEC”) on January 22, 2026.

The Original Registration Statement, as amended by this Amendment, pertains solely to the registration of 4,500,000 shares of Class B common stock, par value $0.0001 per share, underlying warrants previously issued by the Company in connection with its public offering that closed on January 26, 2026. The shares of common stock issuable upon exercise of the warrants were initially registered on the Original Registration Statement.

This Amendment is being filed to update the financial and other information contained in the Original Registration Statement and the prospectus contained therein. No additional securities are being registered under this Amendment.

All applicable registration fees were paid at the time of the original filing of the Original Registration Statement.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED APRIL 2, 2026

438,920 Shares of Class B Common Stock Issuable Upon Exercise of Previously Issued Common Warrants

APTERA MOTORS CORP.

This prospectus relates to the offer and sale by Aptera Motors Corp., a Delaware corporation, of up to 438,920 shares of Class B common stock, par value $0.0001 per share (the “Class B common stock”) underlying common warrants (the “Common Warrants”) previously issued by us in our public offering that closed on January 26, 2026. The Common Warrants have an exercise price of $2.00 and a five year term. The issuance of the Common Warrants was previously registered on a Registration Statement on Form S-1 (File No. 333- 292655).

We are not selling any shares of our Class B common stock in this offering, and, as a result, we will not receive any proceeds from the sale of the Class B common stock covered by this prospectus. All of the net proceeds from the sale of our Class B common stock will go to the holders of the Common Warrants. Upon exercise of the Common Warrants, however, we will receive proceeds from the exercise of such Common Warrants if exercised for cash and not on a cashless basis. Any proceeds received from the exercise of the Common Warrants will be used for general working capital and other corporate purposes.

Our Class B common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “SEV” The last reported sale price of our common stock on Nasdaq on March 31, 2026 was $2.65 per share.

We are an “emerging growth company” under applicable SEC rules and will be subject to reduced public company reporting requirements.

Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2026.

i

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider before making your investment decision. Before investing in our securities, you should carefully read this entire prospectus and the documents incorporated by reference herein, including the “Risk Factors” section in this prospectus and under similar captions in the documents incorporated by reference into this prospectus. If any of the risks materialize, our business, financial condition, operating results, and prospects could be materially and adversely affected. In that event, the price of our securities could decline, and you could lose part or all of your investment. Unless the context otherwise requires, the terms “Aptera,” “the Company,” “we,” “us,” and “our” in this prospectus refer to Aptera Motors Corp. Aptera is not legally related to Aptera Motors Inc. Our fiscal year ends December 31. Unless otherwise indicated, amounts in this prospectus, other than share amounts, are in thousands.

APTERA MOTORS CORP.

Overview

We are an automotive technology company focused on developing and manufacturing highly efficient solar electric vehicles (SEVs). Our flagship vehicle, the Aptera, is a three-wheeled, two-passenger vehicle designed for efficiency and sustainability. We believe the Aptera’s unique design, incorporating solar charging capabilities and aerodynamic efficiency, will offer a compelling alternative to conventional vehicles.

Our Business Model

We intend to generate revenue primarily through the sale of our SEVs. Our current focus is on completing the development and commencing production of the Aptera. To date, we have not commenced production of our SEVs. We plan to offer various Aptera models with different features and price points. We may also explore other revenue streams in the future, such as providing charging infrastructure or developing related technologies.

The Aptera

The Aptera is designed to be a highly efficient vehicle, minimizing energy consumption through its aerodynamic design and lightweight construction. Its integrated solar panels are intended to supplement battery charging, potentially allowing drivers to travel significant distances using only solar power. The Aptera is designed to be a practical and sustainable transportation solution for daily commuting and other driving needs.

Competitive Advantages

We believe the Aptera offers several competitive advantages, including:

●	High Efficiency: The Aptera’s aerodynamic design and lightweight construction contribute to its high energy efficiency.

●	Solar Charging: Integrated solar panels provide supplemental charging, potentially reducing reliance on traditional charging infrastructure.

●	Unique Design: The Aptera’s distinctive three-wheeled design differentiates it from conventional vehicles.

●	Sustainability: The Aptera’s electric powertrain and solar charging capabilities contribute to a reduced environmental footprint.

1

Challenges

We face numerous challenges in developing and commercializing the Aptera, including:

●	Production: We have not yet commenced production of the Aptera and face risks associated with scaling production.

●	Competition: The passenger vehicle industry is highly competitive, and we face competition from established automakers and other electric vehicle manufacturers.

●	Technology: The development of advanced technologies, such as solar charging and battery systems, involves technical risks.

●	Funding: We will require significant additional capital to fund our operations and achieve our business objectives.

Corporate Information

Aptera Motors Corp. was formed on March 4, 2019 under the laws of the state of Delaware, and is a public benefit corporation in Delaware. Our headquarters are located in Carlsbad, California. Our website address is www.aptera.us. The information contained on, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus. Investors should not rely on any such information in deciding whether to purchase our securities.

Our Capital Structure

We have two classes of authorized common stock - Class B common stock and Class A common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except that our Class B common stock is non-voting and is not entitled to any votes on any matter that is submitted to a vote of our stockholders, except as required by Delaware law. Each share of Class A common stock is entitled to one vote and is convertible at any time into one share of Class B common stock. The Class B common stock has no voting rights, except as required by Delaware General Corporation Law. However, upon and following the Final Conversion Date, defined as the date that no shares of Class A common stock remain outstanding, holders of Class B common stock will be entitled to one vote per share. 20,000,000 shares of Preferred Stock may be issued from time to time in one or more series by a resolution of the Board of Directors establishing the number of shares to be included in such series, and fixing the voting powers, full or limited, or no voting power of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of each series. See “Description of Capital Stock - Common Stock - Voting Rights” and “Description of Capital Stock - Preferred Stock - Voting Rights”.

Channels for Disclosure of Information

We intend to announce material information to the public through filings with the SEC, the investor relations page on our website (www.aptera.us), press releases, public conference calls, public webcasts, and our social media pages. The information contained on, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus. Investors should not rely on any such information in deciding whether to purchase our securities.

The information disclosed by the foregoing channels could be deemed to be material information. As such, we encourage investors, the media, and others to follow the channels listed above and to review the information disclosed through such channels.

Any updates to the list of disclosure channels through which we will announce information will be posted on the investor relations page on our website.

2

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company,

We may take advantage of specified reduced disclosure and other requirements that are otherwise applicable, in general, to public companies that are not emerging growth companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	an exemption from the requirement that critical audit matters be discussed in our independent auditor’s reports on our audited financial statements or any other requirements that may be adopted by the Public Company Accounting Oversight Board unless the SEC determines that the application of such requirements to emerging growth companies is in the public interest;

●	reduced disclosure obligations about our executive compensation arrangements;

●	exemptions from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangements; and

●	extended transition periods for complying with new or revised accounting standards.

We will remain an emerging growth company until the earliest to occur of: (1) the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; (2) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (3) the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; and (4) the last day of the fiscal year ending after the fifth anniversary of the date of our first public equity sale.

We may take advantage of these exemptions until such time as we are no longer an emerging growth company. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. Further, pursuant to Section 107 of the JOBS Act, as an emerging growth company, we have elected to take advantage of the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies that have adopted the new or revised accounting standards. It is possible that some investors will find our Class B common stock less attractive as a result, which may result in a less active trading market for our Class B common stock and higher volatility in the stock price of our Class B common stock.

Public Benefit Corporation Status

As a demonstration of our long-term commitment to promote solar mobility and to work towards positively impacting the communities in which we operate, we are treated as a public benefit corporation under Delaware law. As provided in the Amended & Restated Certificate of Incorporation (our “Amended Charter”), the public benefits that we promote, and pursuant to which we manage our Company, are to break the chains of energy dependence by championing solar mobility-liberating communities, restoring sustainability, and forging a future where power belongs to the people. Being a public benefit corporation underscores our commitment to our purpose and our stakeholders, including consumers and customers, communities, and stockholders. See the section titled “Description of Capital Stock-Public Benefit Corporation Status” for additional information.

3

THE OFFERING

The following summary of the offering contains basic information about the offering and our securities and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our securities, please refer to the section titled “Description of Capital Stock.”

Issuance of Common Stock Underlying the Warrants	Up to 438,920 shares of Class B common stock

Use of Proceeds	We will not receive any net proceeds from the sale of our Class B common stock by holders of the Common Warrants. However, we will receive the exercise price per share for each Common Warrant exercised for cash; however, we are unable to predict the timing or amount of potential Common Warrants exercised. As such, we have not allocated any proceeds of such exercised to any particular purpose. Accordingly, all such proceeds will be used for working capital and other general corporate purposes.

Nasdaq Capital Market Symbol	Our common stock is listed on Nasdaq under the symbol “SEV.”

Risk Factors	Investment in our securities involves a high degree of risk and could result in a loss of your entire investment. See “Risk Factors” beginning on page 5, and the other information included and incorporated by reference in this prospectus for a discussion of the factors you should consider carefully before deciding to invest in our securities.

4

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, including the shares of Class B common stock offered by this prospectus, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, any subsequent Quarterly Report on Form 10-Q and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. If any of these risks occur, our business, results of operations or financial condition and prospects could be harmed. In that event, the market price of our Class B common stock and the value of the Common Warrants could decline, and you could lose all or part of your investment.

5

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any documents we incorporate by reference, may contain certain forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “estimate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions intended to identify statements about the future. These statements speak only as of the date of this prospectus and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements include, without limitation, statements about the following:

●	our future financial performance, including our expectations regarding our revenue, cost of revenue, gross profit, operating expenses including changes in research and development, sales and marketing, and general and administrative expenses (including any components of the foregoing), and our ability to maintain future profitability;

●	our plans to raise capital to fund our operations;

●	our business plan and our ability to effectively manage our growth;

●	our ability to compete with well-established competitors and new entrants;

●	our ability to navigate the regulatory environment applicable to our operations and industry;

●	our ability to begin manufacturing our vehicles at scale;

●	our ability to attract and retain qualified employees and key personnel;

●	our ability to execute our strategy;

●	beliefs and objectives for future operations;

●	our ability to maintain, protect, and enhance our brand and intellectual property;

●	our ability to stay in compliance with laws and regulations that currently apply or become applicable to our business;

●	economic and industry trends, projected growth, or trend analysis; and

●	increased expenses associated with being a public company.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should refer to the “Risk Factors” section of this prospectus and the documents we incorporate by reference for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus and the documents that we incorporate by reference will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. You should, however, review the factors and risks and other information we describe in the reports we will file from time to time with the SEC after the date of this prospectus.

You should read this prospectus and the documents that we incorporate by reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

6

USE OF PROCEEDS

We will not receive any net proceeds from the sale of our Class B common stock by the holders of the Common Warrants. However, we will receive the exercise price per share for each Common Warrant exercised for cash; however, we are unable to predict the timing or amount of potential Common Warrant exercises. As such, we have not allocated any proceeds of such exercises to any particular purpose. Accordingly, all such proceeds, if any, will be used for working capital and other general corporate purposes.

7

DESCRIPTION OF CAPITAL STOCK

The following descriptions summarize important terms of our capital stock. This summary reflects Aptera’s Amended and Restated Certificate of Incorporation (the “Amended Charter”) and does not purport to be complete and is qualified in its entirety by the Amended Charter and the Amended and Restated Bylaws (the “Bylaws), which have been filed as exhibits to the registration statement of which this prospectus forms a part, which are incorporated by reference herein. For a complete description Aptera’s capital stock, you should refer to our Amended Charter and our Bylaws and applicable provisions of the Delaware General Corporation Law. The descriptions of our capital stock reflect changes that will be in effect prior to the effectiveness of the registration statement of which this prospectus forms a part.

General

As of March 20, 2026, the authorized capital stock of the Company consists of 305,000,000 shares of common stock, par value $0.0001 per share, 190,000,000 of which shares are designated as “Class A common stock” and 115,000,000 of which shares are designated as “Class B common stock”.

As of March 20, 2026 , the Company has the following outstanding securities:

●	12,026,870 shares of Class A Common Stock

●	24,570,241 shares of Class B Common Stock

In addition, 20,000,000 shares of Preferred Stock may be issued from time to time in one or more series by a resolution of the Board of Directors establishing the number of shares to be included in such series, and fixing the voting powers, full or limited, or no voting power of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of each series.

Our Class A common stock has voting rights and our Class B common stock does not have voting rights under our Amended Charter. See “Common Stock - Voting Rights” and “Preferred Stock - Voting Rights” below for further details.

Common Stock

Class B common stock has the same rights and powers of, ranks equally to, shares ratably with and is identical in all respects, and as to all matters to Class A common stock; except that our Class B common stock is non-voting and is not entitled to any votes on any matter that is submitted to a vote of our stockholders, except as required by Delaware law.

Voting Rights

Our Class B common stock is non-voting and is not entitled to any votes on any matter that is submitted to a vote of our stockholders, except as required by Delaware law, for instance, if we were to:

●	change the par value of the common stock; or

●	amend our Amended Charter to alter the powers, preferences, or special rights of the common stock as a whole in a way that would adversely affect the holders of our Class B common stock.

Generally, for changes in par value, it would require the majority approval of all holders of our common stock to approve such change.

8

In addition, Delaware law would permit holders of Class B common stock to vote separately, as a single class, if an amendment to our Amended Charter would adversely affect them by altering the powers, preferences, or special rights of the Class B common stock, but not the Class A common stock. As a result, in these limited instances, the holders of a majority of the Class B common stock could defeat any amendment to our Amended Charter. For example, if a proposed amendment of our Amended Charter provided for the Class B common stock to rank junior to the Class A common stock with respect to (i) any dividend or distribution, (ii) the distribution of proceeds were we to be acquired, or (iii) any other right, Delaware law would require the vote of the Class B common stock, with each share of Class B common stock entitled to one vote per share. In this instance, the holders of a majority of Class B common stock could defeat that amendment to our Amended Charter.

Further, upon and following the “Final Conversion Date” -defined as the date that no shares of Class A common stock remain outstanding-holders of Class B common stock will be entitled to one vote per share.

Our Amended Charter provides that the number of authorized shares of common stock or any class of common stock, including our Class B common stock, may be increased or decreased (but not below the number of shares of common stock then outstanding) by the affirmative vote of the holders of a majority of the Class A common stock. As a result, the holders of a majority of the outstanding Class A common stock can approve an increase or decrease in the number of authorized shares of Class B common stock without a separate vote of the holders of Class B common stock. This could allow us to increase and issue additional shares of Class B common stock beyond what is currently authorized in our Amended Charter without the consent of the holders of our Class B common stock.

Each holder of shares of Class A common stock will be entitled to one vote for each share thereof held at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of stockholders is solicited.

Election of Directors

The holders of the Class A common stock shall be entitled to elect, remove and replace all directors of the Company.

Dividend Rights

Subject to preferences that may be applicable to any then outstanding class of capital stock having prior rights to dividends, The holders of the Class A common stock and the Class B common stock shall be entitled to receive, on a pari passu basis, when and as declared by the Board of Directors, out of any assets of the Company legally available therefore, such dividends as may be declared from time to time by the Board of Directors.

Liquidation Rights

Subject to preferences that may be applicable to any then outstanding class of capital stock having prior rights to dividends, In the event of the Company’s liquidation, or winding up, whether voluntary or involuntary, subject to the rights of any Preferred Stock that may then be outstanding, the assets of the Company legally available for distribution to stockholders shall be distributed on an equal priority, pro rata basis to the holders of Class A and Class B common stock, treated as a single class.

Conversion Rights

Each share of Class A common stock is convertible at any time at the option of the holder into one share of Class B common stock.

On any transfer of shares of Class A common stock, whether or not for value, each such transferred share will automatically convert into one share of Class B common stock, except for certain transfers described in our Amended Charter, including certain transfers for tax and estate planning purposes, transfers approved by our Board, and transfers to certain family members.

9

Right of First Refusal

8,486,999 shares of the Company’s Class A common stock are subject to transfer restrictions. Should the holders of those shares wish to sell or transfer their securities, except under certain limited circumstances, the Company has a right of first refusal to purchase those shares.

Other Rights

Holders of Aptera’s Class A and Class B common stock have no preemptive, subscription or other rights, and there are no redemption or sinking fund provisions applicable to Aptera’s Class A or Class B common stock.

Preferred Stock

Pursuant to the Amended Charter, our board of directors will have the authority, without further action by our stockholders, to designate and issue shares of Preferred Stock in one or more series. Our board of directors may also designate the rights, preferences and privileges of the holders of each such series of Preferred Stock, any or all of which may be greater than or senior to those granted to the holders of common stock. Though the actual effect of any such issuance on the rights of the holders of common stock will not be known until such time as our board of directors determines the specific rights of the holders of Preferred Stock, the potential effects of such an issuance include:

●	diluting the voting power of the holders of common stock; reducing the likelihood that holders of common stock will receive dividend payments;

●	reducing the likelihood that holders of common stock will receive payments in the event of our liquidation, dissolution, or winding up; and

●	delaying, deterring, or preventing a change-in-control or other corporate takeover.

All Classes of Stock

Voting Rights

Our Class B common stock is non-voting and is not entitled to any votes on any matter that is submitted to a vote of our stockholders, except as required by Delaware law. Delaware law would permit holders of Class B common stock to vote, with one vote per share, on a matter if we were to:

●	change the par value of the common stock; or

●	amend our Amended Charter to alter the powers, preferences, or special rights of the common stock as a whole in a way that would adversely affect the holders of our Class B common stock.

In addition, Delaware law would permit holders of Class B common stock to vote separately, as a single class, if an amendment to our Amended Charter would adversely affect them by altering the powers, preferences, or special rights of the Class B common stock, but not the Class A common stock. As a result, in these limited instances, the holders of a majority of the Class B common stock could defeat any amendment to our Amended Charter. For example, if a proposed amendment of our Amended Charter provided for the Class B common stock to rank junior to the Class A common stock with respect to (i) any dividend or distribution, (ii) the distribution of proceeds were we to be acquired, or (iii) any other right, Delaware law would require the vote of the Class B common stock, with each share of Class B common stock entitled to one vote per share. In this instance, the holders of a majority of Class B common stock could defeat that amendment to our Amended Charter.

Further, upon and following the “Final Conversion Date” -defined as the date that no shares of Class A common stock remain outstanding-holders of Class B common stock will be entitled to one vote per share.

Our Amended Charter provides that the number of authorized shares of common stock or any class of common stock, including our Class B common stock, may be increased or decreased (but not below the number of shares of common stock then outstanding) by the affirmative vote of the holders of a majority of the Class A common stock. As a result, the holders of a majority of the outstanding Class A common stock can approve an increase or decrease in the number of authorized shares of Class B common stock without a separate vote of the holders of Class B common stock. This could allow us to increase and issue additional shares of Class B common stock beyond what is currently authorized in our Amended Charter without the consent of the holders of our Class B common stock.

10

Each holder of shares of Class A common stock will be entitled to one vote for each share thereof held at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of stockholders is solicited.

Election of Directors

The holders of the Class A common stock shall be entitled to elect, remove and replace all directors of the Company.

Dividend Rights

The holders of the Class A common stock and the Class B common stock shall be entitled to receive, on a pari passu basis, when and as declared by the Board of Directors, out of any assets of the Company legally available therefore, such dividends as may be declared from time to time by the Board of Directors.

Liquidation Rights

In the event of the Company’s liquidation, or winding up, whether voluntary or involuntary, subject to the rights of any Preferred Stock that may then be outstanding, the assets of the Company legally available for distribution to stockholders shall be distributed on an equal priority, pro rata basis to the holders of Class A and Class B common stock, treated as a single class.

Conversion Rights

Each share of Class A common stock is convertible at any time at the option of the holder into one share of Class B common stock.

On any transfer of shares of Class A common stock, whether or not for value, each such transferred share will automatically convert into one share of Class B common stock, except for certain transfers described in our Amended Charter, including certain transfers for tax and estate planning purposes, transfers approved by our Board, and transfers to certain family members.

Right of First Refusal

2,266,105 of the Company’s Class A common stock are subject to transfer restrictions. Should the holders of those shares wish to sell or transfer their securities, except under certain limited circumstances, the Company has a right of first refusal to purchase those shares.

Other Rights

Holders of Aptera’s Class A and Class B common stock have no preemptive, subscription or other rights, and there are no redemption or sinking fund provisions applicable to Aptera’s Class A or Class B common stock.

Public Benefit Corporation Status

We are a public benefit corporation under subchapter XV of the Delaware General Corporation Law.

11

As a public benefit corporation, our board of directors is required by the Delaware General Corporation Law to manage or direct our business and affairs in a manner that balances the pecuniary interests of our stockholders, the best interests of those materially affected by our conduct, and the specific public benefits identified in our Amended Charter. We are also required to assess our benefit performance internally and to disclose to stockholders at least biennially a report that details our promotion of the public benefits identified in our Amended Charter and of the best interests of those materially affected by our conduct. We expect that our board of directors will measure our benefit performance against the objectives and standards proposed by the Company and approved by the board of directors. When determining the objectives and standards by which our board of directors will measure our public benefit performance, our board of directors will consider, among other factors, whether the objectives and standards are (i) comprehensive in that they assess the positive impact of our business on the communities in which we operate, and society and the environment, taken as a whole, (ii) credible in that they are comparable to the objectives and standards created by independent third parties that evaluate the corporate ethics, sustainability and governance practices of other public benefit corporations, and (iii) transparent in that the criteria considered for measuring such objectives and standards be made publicly available, including disclosing the process by which revisions to the objectives and standards are made and whether such objectives and standards present real or potential conflicts of interests.

Under the Delaware General Corporation Law, our stockholders may bring a derivative suit to enforce this requirement only if they own (individually or collectively), at least 2% of our outstanding shares or, upon our listing, the lesser of such percentage or shares of at least $2 million in market value.

Exclusive Forum Provision of our Certificate of Incorporation

Our Amended Charter contains exclusive forum provisions that designate specific courts as the exclusive forums for certain legal actions. These provisions are intended to reduce the risk of costly and duplicative litigation, but may limit a stockholder’s ability to bring claims in a judicial forum of their choosing.

Specifically, our Amended Charter provides that, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware will be the exclusive forum for:

●	any derivative action or proceeding brought on our behalf;

●	any action asserting a claim of breach of fiduciary duty;

●	any action asserting a claim against us arising pursuant to the Delaware General Corporation Law (DGCL), our Amended Charter, or our Bylaws; and

●	any action asserting a claim governed by the internal affairs doctrine.

In addition, our Amended Charter contains a federal forum provision that provides that the U.S. federal district courts shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act to the fullest extent permitted by law.

These exclusive forum provisions do not apply to claims under the Exchange Act which is subject to exclusive federal jurisdiction under Section 27 of the Exchange Act

Any person or entity purchasing or otherwise acquiring or holding any interest in our securities will be deemed to have notice of, and consented to, these exclusive forum provisions, including the federal forum provision.

These provisions may limit our stockholders’ ability to bring a claim in a forum they find favorable and may discourage lawsuits against us or our directors, officers, or employees. If a court were to find any of these provisions to be inapplicable or unenforceable in a particular case, we could incur additional costs associated with resolving the dispute in alternative jurisdictions, which could adversely affect our business, financial condition, and results of operations.

12

PLAN OF DISTRIBUTION AND DETERMINATION OF OFFERING PRICE

We will deliver shares of our Class B common stock offered hereby upon the exercise of the Common Warrants we issued in connection with our public offering that closed on January 26, 2026. The form of Common Warrant contains instructions for exercise. In order to exercise any of the Common Warrants, the holder must deliver to us the information required in the applicable form of Common Warrant, along with payment for the exercise price of the shares to be purchased. We will then deliver shares of our Class B common stock in the manner described in the applicable form of Common Warrant, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

Each Common Warrant is exercisable for one share of our Class B common stock. The Common Warrants have an exercise price of $2.00 per share.

Upon compliance by any holder with the instructions for exercise contained in the applicable form of Common Warrant, we will, within the time allotted by the applicable form of Common Warrant, issue to the holder shares of Class B common stock, free of a restrictive legend. Shares of Class B common stock that are held by affiliates will be issued free of legend but will be deemed control securities.

13

LEGAL MATTERS

The validity of the shares offered by this prospectus will be passed upon for us by Lowenstein Sandler LLP, New York, New York.

EXPERTS

The financial statements as of December 31, 2025 and 2024 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of dbbmckennon, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the SEC are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 30, 2026;

●	our Current Reports on Form 8-K, filed January 26, 2026 and March 12, 2026 (other than any portions deemed furnished and not filed); and

●	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 30, 2025, including any amendments thereto or reports filed for the purposes of updating this description, including Exhibit 4.12 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

14

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or any sale of our securities.

We are subject to the informational requirements of the Exchange Act and in accordance therewith we file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Exchange Act. Such reports, proxy statements and other information, including the Registration Statement, and exhibits and schedules thereto, are available to the public through the Commission’s website at www.sec.gov.

We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Commission. The registration statement and the documents referred to under “Incorporation of Certain Information by Reference” are also available on our website https://aptera.us/.

We have not incorporated by reference into this prospectus the information on, or that may be accessed through, our website is not part of, and you should not consider it to be a part of this prospectus.

15

438,920 Shares of Class B Common Stock Issuable Upon Exercise of Previously Issued Common Warrants

APTERA MOTORS CORP.

PROSPECTUS

              , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimate expenses to be paid by the registrant in connection with the offering described in this registration statement, other than placement agent fees.

Amount Paid or to be Paid
SEC registration fee	$2,489
Printing fees and expenses	5,000
FINRA filing fee	3,050
Legal fees and expenses	100,000
Accounting fees and expenses	25,000
Transfer agent fees	10,000
Miscellaneous expenses	24,859
Total	$170,398

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or DGCL, authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

As permitted by the DGCL, the registrant’s Amended Charter that will be in effect following the effectiveness of this registration statement contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

●	any breach of the director’s duty of loyalty to the registrant or its stockholders;

●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	under Section 174 of the DGCL (regarding unlawful dividends and stock purchases); or

●	any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the registrant’s Bylaws provide that:

●	the registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;

●	the registrant may indemnify its other employees and agents as set forth in the DGCL;

●	the registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and

●	the rights conferred in the Bylaws are not exclusive.

The indemnification provisions in the registrant’s Amended Charter and Bylaws may be sufficiently broad to permit indemnification of the registrant’s directors and executive officers for liabilities arising under the Securities Act.

We plan to enter into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

II-1

Item 15. Recent Sales of Unregistered Securities.

The Company has made the following securities of the registrant sold by the registrant within the past three years which were not registered under the Securities Act:

Employee Stock Options (Rule 701): Beginning in March 17, 2022, the Company issued 1,980,830 shares of Class B Common Stock to directors, officers, employees, consultants, and service providers upon the exercise of options under the 2021 Stock Option and Incentive Plan, at per share purchase prices ranging from $27.60 to $31.50, in reliance on Rule 701 of the Securities Act.

Private Placements (Section 4(a)(2)):

●	In 2022, the Company issued 386,364 shares of Class A Common Stock for approximately $10.2 million to 10 accredited investors.

●	In 2022, the Company issued 4,511 shares of Class B Common Stock to three separate vendors of the Company as consideration for approximately $125,000 in services rendered to the Company.

●	In 2022, the Company issued 144,927 shares of Class B Common Stock to Chery Automobile Co. Ltd in consideration for services rendered to the Company.

●	In 2023, the Company issued 69,343 shares of Class B Common Stock to 9 separate service providers (5 of which are individuals (one of which was an employee of the Company), and 4 of which are entities) as consideration for approximately $2.2 million in services rendered to the Company.

●	During the year ended December 31, 2022, the Company issued SAFE Agreements in the amount of $80 thousand to a service provider as consideration for services rendered, which was subsequently converted into Series B-1 Preferred Stock on August 25, 2022.

●	During the year ended December 31, 2024, the Company sold $675,000 worth of convertible notes to non-affiliated accredited investors, bearing 12% annual interest and maturing in 24 months, convertible into common stock.

●	During December 31, 2024, the Company issued to Amato and Partners, LLC, a vendor of the Company, a warrant to purchase 333,333 shares with an exercise price of $31.50. This warrant vests monthly through May 15, 2025, and expires on November 15, 2034. The Company has issued to the same vendor a warrant for 533,333 shares with an exercise price equal to the fair market value as described therein, and this warrant only vests and becomes exercisable at certain change of control events and expires on November 15, 2034. The Company has also issued warrants to US Capital Global Securities, LLC pursuant to four separate warrant agreements for an aggregate of 1,500 shares with an exercise price of $0.0001 and all of which expire in the third and fourth quarter of 2029.

●	During the three months ended June 30, 2025, the Company issued 347 shares of Class B common stock to external consultants as compensation for services rendered. The aggregate grant-date fair value of these shares was approximately $15 thousand, based on a weighted-average issuance price of $44.40. The fair value was determined based on the contemporaneous cash sale prices of Class B common stock to third-party investors.

●	During January 2026, in connection with its registered public offering, the Company entered into a placement agency agreement, dated January 22, 2026, with A.G.P./Alliance Global Partners (the “Placement Agent”) pursuant to which the Company issued to the Placement Agent warrants to purchase up to an aggregate of 135,000 shares of Class B common Stock at an exercise price equal to $2.10 per share. The Placement Agent warrants became exercisable immediately and have a term of five years.

●	During March 2026, the Company issued to certain holders of existing warrants new warrants (the “Inducement Warrants”) to purchase up to 4,751,250 shares of Class B common stock. The Inducement Warrants have an exercise price of $3.50 per share, became exercisable immediately and will expire on the five-year anniversary of their issuance date.

II-2

The proceeds from each of the private placements set forth above was used for working capital and general corporate purposes. No intermediary was involved in any of the offerings set forth above.

Regulation A Offerings:

●	For the year ended December 31, 2022, the Company sold 1,038,800 shares of Class B Common Stock for approximately $28.7 million.

●	For the year ended December 31, 2023, the Company sold 1,076,716 shares of Class B Common Stock for approximately $33.9 million.

●	During the year ended December 31, 2024, the Company sold 322,037 shares of Class B Common Stock for approximately $10.2 million.

●	From June 30, 2025 to July 26, 2025 (the termination date of this offering), the Company sold 48,400 shares of Class B Common Stock for approximately $2.1 million.

For all Regulation A offerings set forth above, Dalmore LLC and/or OpenDeal Broker LLC acted as broker-dealers, receiving aggregate commissions of 1% of the total proceeds. The sales were to retail investors and the proceeds from each of the Regulation A offerings set forth above was used for working capital and general corporate purposes.

Regulation D 506(c) Offerings:

●	In 2022, the Company sold 25,693 shares of Series B-1 Preferred Stock for $709 thousand to an SPV that is owned by 12 accredited investors, none of which have a material relationship with the Company.

●	During the year ended December 31, 2024, the Company sold 256,708 shares of Class B common stock for approximately $7.5 million to a large number of accredited investors with no material relationship to the Company.

●	From June 30, 2025 to August 27, 2025, the Company sold 22,468 shares of Class B Common Stock for approximately $0.7 million to a large number of accredited investors with no material relationship to the Company.

The proceeds from each of the Regulation D offerings set forth above was used for working capital and general corporate purposes.

Regulation Crowdfunding Offering:

●	From May 30, 2024, to September 19, 2024, the Company sold 158,503 shares of Class B Common Stock for approximately $4,992,855. Jumpstart Micro, Inc. acted as the broker-dealer, receiving $249,643 in commissions.

The sales for the Regulation Crowdfunding offering were to retail investors and the proceeds from the Regulation Crowdfunding offering set forth above was used for working capital and general corporate purposes.

II-3

Item 16. Exhibits and Financial Statement Schedules.

		Incorporation by Reference
Exhibit Number		Form	File Number	Filing Date	Exhibit Number
3.1	Amended and Restated Certificate of Incorporation of Aptera Motors Corp.	8-K	001-42884	October 1, 2025	3.1
3.2	Amended and Restated Bylaws of Aptera Motors Corp.	8-K	001-42884	October 1, 2025	3.2
4.1	Form of Voting Agreement	1-A POS	024-11479	August 10, 2023	5.1
4.2	Warrant issued to Amato and Partners, LLC dated November 15, 2024 (FMV Price)	S-1	333-289898	August 27, 2025	4.2
4.3	Amendment dated August 27, 2025 to Warrant issued to Amato and Partners, LLC dated November 15, 2024 (FMV Price)	S-1	333-289898	August 27, 2025	4.3
4.4	Warrant issued to Amato and Partners, LLC dated November 15, 2024 (Fixed Price)	S-1	333-289898	August 27, 2025	4.4
4.5	Warrant issued to US Capital Global Securities, LLC dated October 4, 2024	S-1	333-289898	August 27, 2025	4.5
4.6	Warrant issued to US Capital Global Securities, LLC dated October 25, 2024	S-1	333-289898	August 27, 2025	4.6
4.7	Warrant issued to US Capital Global Securities, LLC dated October 31, 2024	S-1	333-289898	August 27, 2025	4.7
4.8	Warrant issued to US Capital Global Securities, LLC dated December 2, 2024	S-1	333-289898	August 27, 2025	4.8
4.9	Form of Common Warrant	8-K	001-42884	January 26, 2026	4.1
4.10	Form of Placement Agent Warrant	8-K	001-42884	January 26, 2026	4.2
4.11	Form of Inducement Warrant	8-K	001-42884	March 12, 2026	4.1
5.1**	Opinion of Lowenstein Sandler LLP
10.1	2021 Stock Option and Incentive Plan #	1-K	24R-00472	May 2, 2022	6.1
10.2	Andromeda Interfaces Inc. Agreement and Plan of Merger and Settlement Agreement(^)	1-K	24R-00472	April 28, 2023	6.2
10.3	Chery Supply Agreement as amended	1-K	24R-00472	April 28, 2023	6.3
10.4	Option Agreement with Chris Anthony #	1-K	24R-00472	May 2, 2022	6.4
10.5	Option Agreement with Steve Fambro #	1-K	24R-00472	May 2, 2022	6.6
10.6	Single Tenant Lease - Net between the Company and EV 2340, LLC	1-A POS	024-11479	July 13, 2022	6.7
10.7	Lease between the Company and H.G. Fenton Property Company	1-A POS	024-11479	July 13, 2022	6.8
10.8	Share Purchase Agreement, dated as of October 13, 2025, by and between Aptera Motors Corp. and New Circle Principal Investments LLC.	8-K	001-42884	October 14, 2025	10.1
10.9	Registration Rights Agreement, dated as of October 13, 2025, by and between Aptera Motors Corp. and New Circle Principal Investments LLC.	8-K	001-42884	October 14, 2025	4.1
10.10	Employment Agreement, effective October 16, 2025, by and between the Company and Chris Anthony.#	8-K	001-42884	October 22, 2025	10.1
10.11	Employment Agreement, effective October 16, 2025, by and between the Company and Steve Fambro.#	8-K	001-42884	October 22, 2025	10.2
10.12	Engagement Agreement, effective October 16, 2025, by and between the Company and Tom DaPolito.#	8-K	001-42884	October 22, 2025	10.3
10.13	Form of Indemnification Agreement.#	8-K	001-42884	October 22, 2025	10.4

II-4

10.14	2025 Omnibus Equity Incentive Plan.#	8-K	001-42884	October 22, 2025	10.5
10.15	Form of ISO Grant Agreement.#	8-K	001-42884	October 22, 2025	10.6
10.16	Form of NSO Grant Agreement.#	8-K	001-42884	October 22, 2025	10.7
10.17	Form of RSU Agreement.#	8-K	001-42884	October 22, 2025	10.8
10.18	Form of Securities Purchase Agreement	8-K	001-42884	January 26, 2026	10.1
10.19	Form of Placement Agency Agreement	8-K	001-42884	January 26, 2026	10.2
10.20	Form of Lock-Up Agreement	S-1	333-292655	January 9, 2026	10.19
10.21	Form of Inducement Agreement	8-K	001-42884	March 12, 2026	10.1
21.1	Subsidiaries of the Company	S-1	333-289898	August 27, 2025	21.1
23.1*	Consent of dbbMcKennon
23.2**	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (contained in the signature page of the registration statement)	S-1	333-292655	January 9, 2026
107**	Filing Fee Table

* Filed herewith.

** Previously filed

^ Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

# Indicates management contract or compensatory plan.

Item 17. Undertakings.

The undersigned registrant hereby undertakes to:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-5

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(g) That:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Carlsbad, California on April 2, 2026.

APTERA MOTORS CORP.

/s/ Chris Anthony
By:	Chris Anthony
Title:	Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on April 2, 2026.

Signature	Title

/s/ Chris Anthony	Co-Chief Executive Officer and Director
Chris Anthony	(Principal Executive Officer)

/s/ Tom DaPolito	Interim Chief Financial Officer
Tom DaPolito	(Principal Financial Officer and Principal Accounting Officer)

*	Co-Chief Executive Officer and Director
Steve Fambro

*	Director
Tony Kirton

*	Director
Todd Butz

*By:	/s/ Chris Anthony
Chris Anthony
Attorney-in-fact

II-7